                                                                 Exhibit 23.0


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated February 11, 2000, with respect to the consolidated financial statements and schedule of FTI Consulting, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

Registration Statements on Form S-8

                                Registration
Name                            Number                  Date Filed
----------------------------------------------------------------------------
1992 Stock Option Plan,
     As Amended                  333-19251               January 3, 1997
Employee Stock Purchase Plan     333-30173               June 27, 1997
1997 Stock Option Plan           333-30357               June 30, 1997
1997 Stock Option Plan,
     As Amended                  333-32160               March 10, 2000



                                        /s/ Ernst & Young LLP


Baltimore, Maryland
March 24, 2000